                                                                    Exhibit 21

                                 SUBSIDIARIES
                                 ------------

                                                                        Jurisdiction of
Name                                  Ownership                         Incorporation
----                                  ---------                         ---------------
1027226 Ontario Ltd.                  100% owned by
                                      Aerofin Corporation               Canada

AP Venture Corp. III                  100% owned by
                                      Ampco-Pittsburgh Corporation      Delaware

Aerofin Corporation                   100% owned by
                                      Ampco-Pittsburgh Securities V
                                      Corporation                       New York

Ampco NCII Sub, Inc.                  100% owned by
                                      New Castle Industries, Inc.       Delaware

Ampco-Pittsburgh Securities           100% owned by
III Corporation                       Ampco-Pittsburgh Corporation      Delaware

Ampco-Pittsburgh Securities           100% owned by
V Corporation                         Ampco-Pittsburgh Corporation      Delaware

Ampco UES Sub, Inc.                   100% owned by
                                      Union Electric Steel Corporation  Delaware

Atlantic Grinding & Welding, Inc.     100% owned by
                                      Ampco NCII Sub, Inc.              Pennsylvania

Bimex Industries, Inc.                100% owned by
                                      Ampco NCII Sub, Inc.              Delaware

Buffalo Air Handling Company          100% owned by
                                      Ampco-Pittsburgh Corporation      Delaware

Buffalo Pumps, Inc.                   100% owned by
                                      Ampco-Pittsburgh Corporation      Delaware

F. R. Gross Co., Inc.                 100% owned by
                                      Ampco-Pittsburgh Securities
                                      V Corporation                     Pennsylvania

New Castle Industries, Inc.           100% owned by
                                      Ampco UES Sub, Inc.               Pennsylvania

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                             SUBSIDIARIES (Cont')
                             --------------------

                                                                        Jurisdiction of
Name                                  Ownership                         Incorporation
----                                  ---------                         ---------------

Union Electric Steel Corporation      100% owned by
                                      Ampco-Pittsburgh Securities
                                      V Corporation                     Pennsylvania

Union Electric Steel B.V.B.A.         100% owned by 1027226
                                      Ontario Limited                   Belgium

Union Electric Steel (UK) Limited     100% owned by Ampco UES
                                      Sub, Inc.                         England

The Davy Roll Company Limited         100% owned by Union
                                      Electric Steel (UK) Limited       England

Turner Chilled Rolls Limited          100% owned by Union
                                      Electric Steel (UK) Limited       England

Formet Limited                        100% owned by Union
                                      Electric Steel (UK) Limited       England

     The financial statements of all subsidiaries have been consolidated with those of the Corporation. Names of other subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.